UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Rule 14a-12

CUE BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21 Erie Street

Cambridge, MA 02139

May 29, 2020

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Cue Biopharma, Inc. to be held at 11:00 a.m., Eastern Time, on Thursday, July 9, 2020. Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, this year’s annual meeting will be held via the internet and will be a completely virtual meeting. You may attend and submit questions during the annual meeting on the internet after you register in advance at www.proxydocs.com/CUE by July 7, 2020 at 5:00 p.m., Eastern Time. Prior to the meeting, and during the meeting until polls are closed, you may vote by logging into www.proxypush.com/CUE using your shareholder information provided on the Notice of Internet Availability of Proxy Materials described below.

We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 29, 2020, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your participation in the annual meeting by attending virtually or by submitting your proxy. Further details regarding the matters to be acted upon at this meeting appear in the Notice and the accompanying Proxy Statement. Please give this material your careful attention.

Very truly yours,

/s/ Daniel R. Passeri

Daniel R. Passeri

Chief Executive Officer and Director

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, MA 02139

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

to be held on July 9, 2020

To the Stockholders of Cue Biopharma, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Cue Biopharma, Inc., a Delaware corporation, will take place at 11:00 a.m., Eastern Time, on Thursday, July 9, 2020. The annual meeting will be a virtual meeting, held on the internet at www.proxydocs.com/CUE, for the following purposes:

1.	To elect the seven nominees to the Board of Directors nominated by the Board of Directors.

2.	To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2020.

4.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our 2019 Annual Report to Stockholders via the internet. On or about May 29, 2020, we mailed to stockholders as of the record date a notice (the “Notice”) with instructions on how to access our annual meeting materials and submit voting instructions via the internet, by mail or telephone.

Only stockholders of record at the close of business on May 18, 2020, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Such stockholders may submit their votes on the internet at www.proxypush.com/CUE or by phone by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

By Order of the Board of Directors,

/s/ Colin Sandercock

Colin Sandercock

Senior Vice President, General Counsel and Secretary

Cambridge, Massachusetts

May 29, 2020

PROXY STATEMENT

i

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, MA 02139

PROXY STATEMENT

The Board of Directors (the “Board”) of Cue Biopharma, Inc. (the “Company,” “Cue Biopharma,” “we,” “us” or “our”) is providing these materials to you in connection with Cue Biopharma’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will take place on 11:00 a.m., Eastern Time, on Thursday, July 9, 2020 and will be held on the internet at www.proxydocs.com/CUE. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about May 29, 2020.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the Annual Meeting. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholders’ specific voting instructions.

What is included in these materials?

These materials include:

•	this proxy statement for the Annual Meeting;

•	the 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2019, as amended; and

•	if you requested printed versions of these materials by mail, the proxy card for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of the nominees to the Board nominated by our Board;

•	the approval of an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares; and

•	the ratification of the Audit Committee’s appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the nominees to the Board;

•	FOR the approval of the amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares; and

•	FOR the ratification of the Audit Committee’s appointment of RSM as our independent registered public accounting firm for 2020.

Why is the Annual Meeting being held in a virtual-only format?

Our preference is to have held an in-person annual meeting of stockholders. However, due to public health concerns resulting from the novel coronavirus (COVID-19), and the related protocols that federal, state, and local governments have implemented, the Board has determined to hold the Annual Meeting solely by means of remote communication via webcast. This is often referred to as a “virtual annual meeting.” The webcast will allow all shareholders to join the meeting, regardless of location.

Who can attend and participate in the Annual Meeting?

You may view the Annual Meeting online if you register in advance by the deadline of July 7, 2020 at 5:00 p.m. Eastern Time (the “Registration Deadline”) at www.proxydocs.com/CUE. Only stockholders of record and beneficial owners as of the close of business on May 18, 2020 (the “record date”) may vote and ask questions. As with an in-person meeting, a stockholder as of the record date will be able to vote during the meeting, by logging onto www.proxypush.com/CUE and entering the stockholder information provided on the Notice previously mailed to him or her, and may submit questions for consideration during the meeting online. Beneficial owners may gain access to the meeting by registering for the meeting by the Registration Deadline at www.proxydocs.com/CUE using their control numbers provided by their broker, bank, or other nominee. After you register, you will immediately receive a confirmation email, which will alert you to further instructions. Approximately one hour before the start of the meeting, you will receive another email that will give you direct instructions to attend the meeting and allow you to ask questions during the meeting. If you have difficulties during registration or checking in in advance of the meeting, technical support is available during those times, and you should follow the instructions found on the registration page and in your emails.

When is the record date and who is entitled to vote?

The Board set May 18, 2020 as the record date. All record holders of Cue Biopharma common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Cue Biopharma stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record, we will require additional information provided by your bank or broker to evidence your stock ownership as of the record date, and will ask you for the needed information at the time of registration. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a legal proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•

Virtually during the Annual Meeting. You may vote by attending the Annual Meeting online. Please log onto www.proxydocs.com/CUE and enter your stockholder information provided on the Notice previously mailed to you to register prior to the Registration Deadline in order to attend the Annual Meeting. You can submit your vote at www.proxypush.com/CUE.

•	By mail (if you received a paper copy of the proxy materials by mail). Stockholders of record may vote by signing and returning the proxy card provided.

•

By submitting your proxy by phone or via the internet. You may submit your voting instructions by proxy, by phone or via the internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

•

Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank, broker, or nominee in advance of the meeting in order for your vote to be counted during the meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or internet voting system;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting during the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you submit your proxy or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

The approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares (“Proposal 2”) and the ratification of the appointment of RSM as our independent registered public accounting firm for 2020 (“Proposal 3”) are considered to be routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, so we do not expect there will be any broker non-votes with respect to Proposals 2 and 3.

What is the quorum for the Annual Meeting?

The presence in person or by proxy of the holders representing not less than one-third in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1: Election of Directors. The seven nominees receiving the highest number of votes cast will be elected as directors.

•

Proposal 2: Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock. The amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock as of the record date.

•

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of RSM as our independent registered public accounting firm for 2020 may be ratified by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes will have no effect on Proposal 1. Broker non-votes are not expected to occur with respect to Proposal 2 or 3.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting and, therefore, will have the effect of votes against Proposals 2 and 3. Abstentions will have no effect on the proposal regarding the election of directors.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the Annual Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2021 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders must be received by January 28, 2021. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 21 Erie Street, Cambridge, Massachusetts 02139.

Requirements for Stockholder Proposals to Be Brought Before the 2021 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2020 annual meeting of stockholders, must be delivered to the Company’s Secretary at 21 Erie Street, Cambridge, Massachusetts 02139 not earlier than the close of business on March 11, 2021 and not later than the close of business on April 10, 2021. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of May 18, 2020 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each executive officer included in the 2019 Summary Compensation Table under the section of this proxy statement titled “Compensation and Other Information Concerning Directors and Officers”;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Cue Biopharma, Inc. at 21 Erie Street, Cambridge, Massachusetts 02139. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of an option or warrant) within 60 days after May 18, 2020 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock as of May 18, 2020 is based upon 28,449,803 shares outstanding on that date.

Name and Address of Beneficial Owner	Shares of Common Stock	Shares Underlying Options and RSUs	Shares Underlying Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Daniel R. Passeri	51,977	557,890	—	609,867	2.2%
Colin Sandercock	17,125	206,250	—	223,375	*
Anish Suri	34,558	272,500	—	307,058	1.1%
Frederick Driscoll	—	33,000	—	33,000	*
Aaron Fletcher	159,819	6,250	—	166,069	*
Cameron Gray	667,500	16,000	253,606	937,106	3.4%
Peter Kiener	—	154,336	—	154,336	*
Frank Morich	—	26,750	—	26,750	*
Barry Simon	—	118,336	—	118,336	*
Directors and Executive Officers as a group (11 persons)	933,979	1,622,562	253,606	2,810,147	9.5%

Five Percent Stockholders
Avoro Capital Advisors LLC(1)	1,870,000	—	—	1,870,000	6.8%
Peter A. Appel(2)	1,522,222	—	—	1,522,222	5.5%
Nantahala Capital Management, LLC(3)	1,404,941	—	—	1,404,941	5.2%
BlackRock, Inc.(4)	1,387,669	—	—	1,387,669	5.0%

*	Less than one percent.
(1)

Avoro Capital Advisors LLC (“Avoro”) reports sole voting power and sole dispositive power with respect to 1,870,000 shares of common stock. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro. The address for Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York,

NY 10012. For information regarding Avoro and Dr. Aghazadeh, we have relied solely on the Schedule 13G filed with the SEC by Avoro and Dr. Aghazadeh on February 14, 2020.
(2)

Peter A. Appel reports sole voting and sole dispositive power with respect to 1,522,222 shares of common stock. The address of Mr. Appel is 3505 Main Lodge Drive, Coconut Grove, Florida 33133. For information regarding Mr. Appel, we have relied solely on the Schedule 13G filed with the SEC on February 13, 2018 by Mr. Appel.

(3)

Nantahala Capital Advisors, LLC (“Nantahala”) reports shared voting power and shared dispositive power with respect to 1,404,941 shares of common stock with Wilmot B. Harkey and Daniel Mack as the managing members of Nantahala. The address for Nantahala and Messrs. Harkey and Mack is 130 Main Street, 2nd Floor, New Canaan, CT 06840. For information regarding Nantahala and Messrs Harkey and Mack, we have relied solely on the Schedule 13G filed with the SEC by Nantahala and Messrs. Harkey and Mack on February 14, 2020.

(4)

BlackRock, Inc. (“BlackRock”) reports sole voting power with respect to 1,364,355 shares of common stock and sole dispositive power with respect to 1,387,669 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055. For information regarding BlackRock, we have relied solely on the Schedule 13G filed with the SEC by BlackRock on February 7, 2020.

PROPOSAL 1—ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of seven members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board, the Board has nominated the seven current directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.

The following table sets forth the nominees to be elected at the Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Daniel R. Passeri	2016	Chief Executive Officer and Director
Frank Morich	2018	Chairman
Frederick Driscoll	2018	Director
Aaron Fletcher	2019	Director
Cameron Gray	2015	Director
Peter A. Kiener	2016	Director
Barry Simon	2016	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.

Frederick Driscoll, age 69, joined our board of directors in June 2018. Mr. Driscoll served as Chief Financial Officer at Flexion Therapeutics Inc. (“Flexion”), a biopharmaceutical company focused on the development of local therapies for the treatment of patients with musculoskeletal conditions, such as osteoarthritis, from 2013 to 2017, spearheading an initial public offering in 2014. Prior to joining Flexion, he was Chief Financial Officer at Novavax, Inc., a publicly traded biopharmaceutical company (Nasdaq: NVAX), from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as Chief Executive Officer of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company later acquired by GlaxoSmithKline. He previously served as Genelabs’ Chief Financial Officer from 2007 to 2008. From 2000 to 2006, Mr. Driscoll served as Chief Executive Officer at OXiGENE, Inc., a biopharmaceutical company. Mr. Driscoll has also served as Chairman of the Board and Audit Committee Chair at OXiGENE and as a member of the Audit Committee for Cynapsus, which was sold to Sunovion Pharmacuticals in 2016. Mr. Driscoll earned a Bachelor’s degree in accounting and finance from Bentley University. Mr. Driscoll is also a member of the board of directors of, Cellectar Biosciences Inc. (Nasdaq: CLRB), MEI Pharma Inc. (Nasdaq: MEIP) and NantKwest Inc. (Nasdaq: NK). Mr. Driscoll’s extensive industry, executive, board experience and financial expertise position him well to serve as a member of our board of directors.

Aaron Fletcher, age 40, joined our board of directors in October 2019. Dr. Fletcher has served as founder and President of Bios Research, a financial services firm that provides public equity research in the healthcare industry tailored to institutional firms and large family offices, since 2012. Since 2014, Dr. Fletcher has also served as Managing Partner of Bios Partners, LP, a venture capital firm focused on investment in early-stage and growth-stage biotech and medical device companies. Dr. Fletcher also serves as director of TFF Pharmaceuticals, Inc. (Nasdaq: TFFP), Acute Therapeutics, AbiliTech Medical, Inc. and Cognition Therapeutics, Inc. Dr. Fletcher holds a Ph.D. in Biochemistry from Colorado State University and serves as a visiting professor at Dallas Baptist University. The Board believes Dr. Fletcher’s public company experience, financial expertise, and experience overseeing investments in the healthcare industry provides him with the qualifications and skills to serve on our board of directors.

Cameron Gray, age 49, has been a member of our board of directors since January 2015 and served as our Chief Executive Officer from January 2015 to August 2016. Dr. Gray founded Alcedo Capital in December 2019. He was a Managing Director at MDB Capital Group LLC from September 2013 to November 2019. Dr. Gray served as Chief Executive Officer and a member of the board of directors of Endeavor IP, Inc., an intellectual property services and patent licensing company, from May 2013 through January 2014. He was self-employed from January 2012 through May 2013 and prior to that he was Senior Vice President at ICAP Patent Brokerage, LLC, where he managed its life sciences and Asia Pacific businesses from January 2009 through January 2012. Dr. Gray has a Juris Doctor degree from George Washington University School of Law, a Ph.D. in biophysics from the University of Virginia, and a Bachelor of Arts degree in physics from Princeton University. Dr. Gray’s extensive industry, executive and board experience position him well to serve as a member of our board of directors.

Peter A. Kiener, age 68, joined our board of directors in March 2016. Dr. Kiener served as the Chief Scientific Officer and Head of Research and Development of Sucampo Pharmaceuticals, Inc. (“Sucampo”), a global biopharmaceutical company, from October 2014 to February 2018. Prior to joining Sucampo, Dr. Kiener served as the Chief Scientific Officer of Ambrx, Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates from 2013 to 2014. From 2009 to 2013, he was President and co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. From 2001 to 2009, he was head of Research and R&D at MedImmune, the biologics research and development arm of AstraZeneca. Dr. Kiener holds a Bachelor’s Degree in Chemistry from the University of Lancaster and a Doctorate of Philosophy in Biochemistry from the University of Oxford. Dr. Kiener’s extensive executive leadership experience and his in-depth knowledge of the biopharmaceutical industry make him well qualified to serve on our board of directors.

Frank Morich, age 66, joined our board of directors in July 2018 and was appointed Chairman in April 2020. Dr. Morich serves as a consultant in the life sciences and health care industries. Dr. Morich has been a member of the supervisory board of MorphoSys AG (Nasdaq: MOR), a late-stage, biopharmaceutical company, since 2015. From 2011 to 2014, Dr. Morich served as Chief Commercial Officer at Takeda Pharmaceutical, a global pharmaceutical company, and from 2010 to 2011, he served as Executive Vice President International Operations at Takeda. From 2008 to 2010, Dr. Morich served as Chief Executive Officer of NOXXON Pharma AG, a clinical-stage drug development company, and from 2005 to 2007 he served as Chief Executive Officer and member of the board of directors of Innogenetics N.V., an international in vitro diagnostics company. During 2004 Dr. Morich served as Chief Executive Officer and Chairman of the Executive Board of AM Pharma B.V., a clinical-stage drug development company. Prior to that, Dr. Morich held several positions at Bayer, a global pharmaceutical and life sciences company, including member of the board of management of Bayer AG, head of global product development and head of research and development. Dr. Morich graduated in medical studies at the University of Marburg, Germany. Dr. Morich has over 35 years of experience in the life sciences and health care industries and extensive executive leadership experience, making him well qualified to serve on our board of directors as Chairman.

Daniel R. Passeri, age 59, joined Cue Biopharma in August 2016 as our Chief Executive Officer and President and served in that role until October 2019, when his role was changed to Chief Executive Officer. He served as a director of Curis, Inc. (Nasdaq: CRIS) (“Curis”), a biotechnology company seeking to develop and commercialize drug candidates for the treatment of cancer, from September 2001 to June 2016. Mr. Passeri previously served as Chief Executive Officer of Curis from September 2001 until June 2014 and as Vice Chairman of its board of directors from June 2014 to June 2016, and additionally held the title of President from September 2001 to February 2013. Previously, from November 2000 to September 2001, Mr. Passeri served as the Senior Vice President, Corporate Development and Strategic Planning of Curis. From December 2014 to June 2015, Mr. Passeri served as Chief Officer of Technology Management and Business Development of the Jackson Laboratory for Genomic Medicine. From March 1997 to November 2000, Mr. Passeri was employed by Gene Logic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the National Law Center at George Washington University, an M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in biology from Northeastern University.

Mr. Passeri’s qualifications to serve as a director of Cue Biopharma include his extensive service and experience as a director and executive officer of a public company as well as his extensive experience in corporate strategy and development, intellectual property strategy and oversight, and technology licensing, as each of these elements are critical to our overall business strategy.

Barry Simon, age 55, joined our board of directors in March 2016 and served as Chairman from September 2018 until April 2020. Since 2008, Dr. Simon has served as a director for Nantkwest Inc., an Immuno-therapeutics company (Nasdaq: NK), and served as its President and Chief Executive Officer from 2007 to 2015 and presently serves as its President and Chief Administrative Officer. He has also served as a Director for Viracta Therapeutics, a privately held oncology therapeutics company, since July 2017 and as chairman of the board and Chief Executive Officer for Brink Biologics, Inc., a privately held diagnostics and laboratory services provider, since March 2015. Previously, Dr. Simon held Vice President, senior level and advisory positions at F. Hoffmann-La Roche (VTX: ROG), a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation (Nasdaq: CNCT), a specialty pharmaceutical company, Immunomedics (Nasdaq: IMMU), a biopharmaceutical company, Immusol Inc., a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank and NorthSound Capital, LLC, a U.S.-based hedge fund. Dr. Simon has broad experience in the public and private settings, having led product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, IND & BLA regulatory filings, human-enabling programs, manufacturing, quality control and life cycle management. Dr. Simon has worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on products launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. Dr. Simon has attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. Dr. Simon is clinically trained in Infectious Diseases, Anesthesiology and Internal Medicine and received his M.D. from the SUNY Downstate, Health Sciences Center in New York. Dr. Simon’s many years of management and director experience make him well-qualified to serve on our board of director.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR each of the nominees.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Daniel R. Passeri	59	Chief Executive Officer and Director
Anish Suri	46	President and Chief Scientific Officer
Ken Pienta	60	Chief Medical Officer
Colin G. Sandercock	63	Senior Vice President, General Counsel and Secretary
Kerri-Ann Millar	51	Vice President of Finance

Daniel R. Passeri is discussed above under Information Concerning Directors and Nominees for Director.

Anish Suri has been our Chief Scientific Officer since May 2018 and our President since October 2019. Prior to joining Cue Biopharma, he has held roles of increasing responsibility at Janssen Pharmaceutical Companies of Johnson & Johnson (“Janssen”), most recently as Senior Director at Janssen Immunosciences in Beerse, Belgium from July 2015 to May 2018 and, prior to that, as Senior Director from January 2015 to July 2015 and as Scientific Director from April 2013 to January 2015. His core responsibilities have included providing strategic leadership and guidance for new initiatives focused on parsing the specificity and diversity of the immune repertoire to enable antigen-specific immuno-therapies and related applications in cancer immunity; tolerogenic approaches for autoimmune diseases; and harnessing immune-monitoring to enable a deeper understanding of transition states from health to disease. Dr. Suri joined Janssen from Bristol-Myers Squibb (“BMS”) in 2013, where he was responsible for providing strategic guidance to immuno-oncology and immunology drug-discovery programs. Prior to BMS, Dr. Suri was an Assistant Professor of Pathology and Immunology at Washington University School of Medicine, St. Louis. Dr. Suri received his Ph.D. in Immunology from Washington University in St. Louis.

Ken Pienta joined Cue Biopharma in April 2017 as our Chief Medical Officer. He is currently the Donald S. Coffey Professor of Urology and Professor of Oncology and Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine and serves as the Director of Research for the Brady Urological Institute. He previously served as a director of Curis from March 2013 to May 2017. From 1995 to 2013, Dr. Pienta was the Director of the Prostate Specialized Program of Research Excellence (SPORE) at The University of Michigan. He is a two-time American Cancer Society Clinical Research Professor Award recipient, is the author of more than 450 peer-reviewed articles, and has been the principal investigator on numerous local and national clinical trials. Dr. Pienta received a B.A. and an M.D. from the Johns Hopkins University.

Colin G. Sandercock has been our Senior Vice President, General Counsel and Secretary since December 2017. Prior to joining Cue Biopharma, he was a partner at Perkins Coie LLP since July 2010, practicing in the areas of patent litigation, procurement, management and enforcement of domestic and foreign patent portfolio, licensing disputes, trademark disputes, and opinions relating to infringement, validity and freedom to operate. Mr. Sandercock holds a B.S. from Moravian College, an M.S.E. from the University of Pennsylvania and a J.D. from Catholic University, Columbus School of Law.

Kerri-Ann Millar became the Company’s Vice President, Finance on May 1, 2018. Ms. Millar joined Cue Biopharma in September 2017 as Corporate Controller. Prior to joining Cue Biopharma, Ms. Millar served as Corporate Controller of Flexion from March 2014 to September 2017. From May 2005 to March 2014, Ms. Millar served as Finance Specialist for Curis, Inc., a biotechnology company focused on treatments for cancer. Ms. Millar holds a B.S. in Accounting and Finance from Boston University and is a Certified Public Accountant.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

Our Board has determined that each of Frederick Driscoll, Aaron Fletcher, Cameron Gray, Peter Kiener, Frank Morich and Barry Simon are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2).

Board Leadership Structure

The Board has an independent chairman, meaning that the positions of Chairman of the Board and Chief Executive Officer are not held by a single individual. The Board believes that having an independent chairman ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Employee, Officer and Director Hedging

Pursuant to the Company’s Insider Trading Policy, directors, officers, employees and and/or consultants of the Company and its affiliates, as well as any immediate family members sharing the household of any of the foregoing are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to the Company. This prohibition also extends to various forms of hedging transactions or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in the Company’s securities.

Policies Regarding Director Nominations

The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•

the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•	the name of the individual recommended for consideration as a director nominee;

•	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

•

a description of all arrangements or understandings (whether or not in writing) among such stockholder or such beneficial owner and any other person or persons pursuant to which the recommendation is being made;

•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•	how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;

•	the recommended candidate’s beneficial ownership in our securities;

•

any relationships between the recommended candidate and us or any of our competitors, customers or suppliers, labor unions or other persons with special interests regarding the Company which may constitute a conflict of interest; and

•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected.

Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the Annual Meeting of stockholders. Our last annual meeting of stockholders was held on August 6, 2019. All of our directors serving at the time attended last year’s annual meeting.

Code of Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.cuebiopharma.com. A copy may also be obtained, free of charge, from us upon a request directed to Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.cuebiopharma.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board shall consist of one or more members to be determined by resolution of a majority of the whole Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors. The number of directors currently fixed by our Board is seven.

Our Board met 11 times during the year ended December 31, 2019. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2019 held during the period for which he was a director. The Board currently has standing Audit, Compensation, Corporate Governance and Nominating, Corporate Development, and Science and Technology Strategy Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each committee has a charter that has been approved by the Board. Copies of the Audit, Compensation and Corporate Governance and Nominating Committee charters are available at www.cuebiopharma.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation, Corporate Governance and Nominating, and Science and Technology Strategy Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating	Science and Technology Strategy Committee
Frederick Driscoll	Chair		X
Peter Kiener	X	X		Chair
Frank Morich			Chair	X
Cameron Gray				X
Barry Simon	X	Chair	X
Aaron Fletcher		X

Committees

Audit Committee. Our Audit Committee consists of Mr. Driscoll, Dr. Kiener and Dr. Simon. The Board has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has elected Mr. Driscoll as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met four times in 2019.

Compensation Committee. Our Compensation Committee presently consists of Dr. Fletcher, Dr. Kiener and Dr. Simon, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of Nasdaq’s director independence standards. Mr. Simon serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including approving individual executive officer compensation, (2) advises the Board concerning non-employee director compensation, (3) reviews and recommends to the Board compensation plans, policies and programs and (4) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee met two times in 2019.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Driscoll, Dr. Morich and Dr. Simon. The Board has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Dr. Simon serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board in evaluating the performance of the Board and the Board committees, (4) advises the Board regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board on corporate governance and (6) reviews the size and composition of the Board and recommends to the Board any changes it deems advisable. The Corporate Governance and Nominating Committee met three times in 2019.

Science and Technology Strategy Committee. Our Science and Technology Strategy Committee consists of Dr. Gray, Dr. Kiener and Dr. Morich. Dr. Kiener serves as Chairperson of the Science and Technology Strategy Committee. The Science and Technology Strategy Committee (1) assists the Board in providing counsel to the Company’s senior management regarding the Company’s scientific research and development strategies, programs and activities including assessments of strengths, weaknesses/gaps, opportunities and threats faced by the Company, (2) advises the Board with respect to strategic and tactical scientific issues and (3) facilitates development of the Company’s scientific strategy and in conjunction with the Corporate Development Committee makes recommendations to the Board regarding corporate positioning and technology status.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from management regarding the most significant risks facing the Company. These risks include, without limitation, the following:

•	risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation;

•

risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•	risks and exposures relating to corporate governance, and management and director succession planning; and

•	risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Frederick Driscoll, Peter Kiener and Barry Simon. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and has discussed them with both management and RSM US LLP (“RSM”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with RSM its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by RSM with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Frederick Driscoll, Chair

Peter Kiener

Barry Simon

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2019 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2019 (collectively, the “named executive officers”):

2019 Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	TOTAL ($)
Daniel R. Passeri	2019		395,000	187,625	—	610,225	5,764	1,198,614
Chief Executive Officer	2018		345,000	103,500	—	381,163	4,195	833,858
Colin Sandercock	2019		285,000	95,760	—	244,090	664	625,514
Senior Vice President, General Counsel and Secretary	2018		275,000	55,000	—	—	220	330,220
Anish Suri	2019		366,250	376,524	753,000	3,059,956	4,084	4,559,814
President and Chief Scientific Officer	2018	(4)	207,863	106,500	—	2,854,488	53,085	3,221,156

(1)

The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(2)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(3)	The amounts shown in this column indicate parking fees, executive disability benefits and/or housing and relocation expenses paid by the Company.
(4)	Represents a partial year of employment. Mr. Suri joined us in May 2018.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2019.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)
Daniel R. Passeri	408,549	136,183	(1)			2.86	08/29/2023
Chief Executive Officer	50,000			50,000	(2)	11.54	07/23/2025
	15,625	109,375	(3)			6.42	03/06/2029
Colin Sandercock	75,000	75,000	(4)			7.50	12/27/2024
Senior Vice President, General Counsel and Secretary	100,000			35,000	(2)	7.50	12/27/2024
	6,250	43,750	(3)			6.42	03/06/2029
Anish Suri	93,750	156,250	(5)			14.32	05/14/2025	66,667	1,058,672	(7)
President and Chief Scientific Officer	7,500	12,500	(5)			8.26	08/14/2025
	50,000			50,000	(2)	11.54	07/23/2025
	18,750	131,250	(3)			6.42	03/60/2029
		400,000	(6)			7.53	10/03/2019

(1)	These unvested options vest in two equal semi-annual installments on February 28 and August 28 of 2019 and 2020.
(2)	These unvested options shall vest based upon the achievement of certain performance based vesting conditions. In February 2020 these options fully vested.
(3)	These unvested options vest in seven equal semi-annual installments beginning on March 6, 2020.
(4)	These unvested options vest in four equal semi-annual installments beginning on June 5, 2020.
(5)	These unvested options vest in five equal semi-annual installments beginning on May 14, 2020.
(6)	These unvested options vest in eight equal semi-annual installments beginning on April 3, 2020.
(7)	The market value of unvested and unearned restricted stock units is based on the closing price of our common stock on December 31, 2019 ($15.88).

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2019. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security holders	6,049,747	$7.20	465,105
Equity compensation plans not approved by security holders	—	—	—
Total	6,049,747	$7.20	465,105

Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Daniel R. Passeri. We entered into an employment agreement with Mr. Passeri effective August 29, 2016, which was subsequently amended and restated on October 3, 2019 and February 10, 2020 (as so amended and restated, the “Passeri Employment Agreement”). The term of the Passeri Employment Agreement ends on March 31, 2021, and continues on a year-to-year basis unless terminated sooner pursuant to its terms. Mr. Passeri’s annual base salary for the fiscal year ended December 31, 2019 was $395,000 and increased to $515,000 effective upon the February 10, 2020 amendment and restatement of the Passeri Employment Agreement. For the fiscal year 2018, Mr. Passeri was eligible for an annual incentive bonus of up to 30% of his base salary based upon achievement of performance-based objectives established by our Board; effective upon the October 3, 2019 amendment and restatement of the Passeri Employment Agreement, this amount was increased to 50%.

If Mr. Passeri’s employment is terminated due to his death or disability, Mr. Passeri will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iv) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Mr. Passeri’s employment is terminated, (v) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Mr. Passeri’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Passeri Employment Agreement), he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, (a) subject to the terms and provisions of the Passeri Employment Agreement, a lump sum cash payment in an amount equal to the sum of (1) the target annual bonus for the year of termination, prorated based on the number of days that Mr. Passeri is employed in such year through the date of termination plus (2) 12 months of base salary, (b) subject to the terms and provisions of the Passeri Employment Agreement, if Mr. Passeri elects COBRA coverage for health and/or dental insurance, monthly premium payments for such coverage until the earliest of: (1) 18 months from the termination date; (2) the date he obtains new employment that offers health and/or dental coverage that is reasonably comparable to that offered by Cue; or (3) the date COBRA continuation coverage would otherwise terminate; and (c) the acceleration of outstanding equity awards by a period of twelve (12) months; provided, for purposes of that equity awards with performance-based vesting conditions (“Performance Awards”), Mr. Passeri will be treated as having remained in service for an additional 12 months following actual termination/resignation, provided that Performance Awards will not become vested or earned solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement. If Mr. Passeri’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Mr. Passeri’s employment is terminated, (iv) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant.

Pursuant to the Passeri Employment Agreement, if Mr. Passeri’s employment is terminated by Cue other than for Cause or his death or disability or by Mr. Passeri for Good Reason 90 days prior to or upon or within 24 months following a Change of Control (as defined in our 2016 Omnibus Incentive Plan (the “Plan”)), (i) 100% of his equity awards other than Performance Awards will become fully vested as of the date of such termination/resignation and remain exercisable (if exercisable) until the earlier of one year following such termination/resignation or the expiration of such equity awards pursuant to the terms of the applicable award agreements and (ii) the service-based vesting conditions of any Performance Awards will be deemed fully satisfied and such performance goals applicable to the Performance Awards will be deemed to be achieved at the greater of target or actual performance as of the Change of Control, and such Performance Awards will remain exercisable (if exercisable) until the earlier of one year from such termination/resignation or the expiration of the Performance Awards pursuant to the terms of the applicable award agreements.

Under the Passeri Employment Agreement, Mr. Passeri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Anish Suri. We entered into an employment agreement with Dr. Suri effective April 10, 2018, which was subsequently amended and restated on October 3, 2019 (as so amended and restated, the “Suri Employment Agreement”). The term of the Suri Employment Agreement continues through December 31, 2022 and, unless terminated sooner pursuant to its terms, continues on a year-to-year basis thereafter. Dr. Suri’s annual base salary of $325,000 from his joining Cue in April 2018 was increased to $400,000 effective upon the October 3, 2019 amendment and restatement of the Suri Employment Agreement. In 2018, Mr. Suri was eligible to receive an annual incentive bonus of up to 30% of his base salary based upon the achievement of performance-based objectives determined by the Compensation Committee of our Board. For 2019, he was eligible to receive an annual incentive bonus of up to $160,000, subject to achievement of performance-based objectives established by the Compensation Committee of our Board, and for each subsequent year, Dr. Suri is eligible for an annual incentive bonus of no less than 40% of his base salary based upon achievement of performance-based objectives established by our Board. Upon the October 3, 2019 amendment and restatement of the Suri Employment Agreement, Mr. Suri received a grant of 400,000 stock options, a grant of 100,000 restricted stock units and a signing bonus of $130,000 (on a net after-tax basis) and, pursuant to the Suri Employment Agreement, on March 31, 2020 Dr. Suri received a grant of 50,000 restricted stock units.

If Dr. Suri’s employment is terminated due to his death or disability, Dr. Suri will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iv) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Dr. Suri’s employment is terminated, (v) all other payments, benefits or fringe benefits to which Dr. Suri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Dr. Suri’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Suri Employment Agreement), he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, (a) subject to the terms and provisions of the Suri Employment Agreement, a lump sum cash payment in an amount equal to the sum of (1) the target annual bonus for the year of termination plus (2) 12 months of base salary, (b) subject to the terms and provisions of the Suri Employment Agreement, if Dr. Suri elects COBRA coverage for health and/or dental insurance, monthly premium payments for such coverage until the earliest of: (1) 18 months from the termination date; (2) the date he obtains new employment that offers health and/or dental coverage that is reasonably comparable to that offered by Cue; or (3) the date COBRA continuation coverage would otherwise terminate; and (c) the potential partial or full acceleration of outstanding equity awards in certain termination events by a period of twelve (12) months; provided, for purposes of that Performance Awards, Dr. Suri will be treated as having remained in service for an additional 12 months following actual termination/resignation, provided that Performance Awards will not become vested or earned solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement. If Dr. Suri’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination,

(iii) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Dr. Suri’s employment is terminated, (iv) all other payments, benefits or fringe benefits to which Dr. Suri is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant.

Pursuant to the Suri Employment Agreement, if Dr. Suri’s employment is terminated by Cue other than for Cause or his death or disability or by Mr. Passeri for Good Reason 90 days prior to or upon or within 24 months following a Change of Control (as defined in the Plan), (i) 100% of his equity awards other than Performance Awards will become fully vested as of the date of such termination/resignation and remain exercisable (if exercisable) until the earlier of one year following such termination/resignation or the expiration of such equity awards pursuant to the terms of the applicable award agreements and (ii) the service-based vesting conditions of any Performance Awards will be deemed fully satisfied and such performance goals applicable to the Performance Awards will be deemed to be achieved at the greater of target or actual performance as of the Change of Control, and such Performance Awards will remain exercisable (if exercisable) until the earlier of one year from such termination/resignation or the expiration of the Performance Awards pursuant to the terms of the applicable award agreements.

Under his employment agreement, Dr. Suri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Colin Sandercock. We entered into an employment agreement with Mr. Sandercock effective November 15, 2017 for employment beginning December 2017. The initial term of the employment agreement ended on December 31, 2018, but has continued on a year-to-year basis and will continue do so unless terminated sooner pursuant to the terms of the employment agreement. Mr. Sandercock’s current annual base salary is $285,000, and he is eligible for an annual incentive bonus of up to 35% of his base salary based upon achievement of performance-based objectives established by the Compensation Committee of our Board. Upon the completion of our initial public offering, Mr. Sandercock was granted (i) a seven-year option to purchase 150,000 shares of our common stock, which becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant and (ii) a seven-year option to purchase 100,000 shares of our common stock, which becomes exercisable at each of the first two anniversaries of Mr. Sandercock’s hiring date upon the Compensation Committee’s determination that certain prescribed goals have been obtained (the “Performance Grant”). In December 2018, the Performance Grant with respect to 65,000 shares of common stock became exercisable and in February 2020, the Performance Grant with respect to 35,000 shares of common stock become exercisable.

If Mr. Sandercock’s employment is terminated due to his death or disability, Mr. Sandercock will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit plan, (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred, and (vii) three months of base salary, with such lump sum payable on the first payroll date that occurs more than 60 days after termination. If Mr. Sandercock’s employment is terminated without Cause or he resigns for Good Reason, he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, a lump sum cash payment in an amount equal to (A) the annual bonus, prorated based on the number of days that Mr. Sandercock is employed in such year through the date of termination plus (B) six (6) months of base salary plus (C) if Mr. Sandercock elects to continue insurance under COBRA following termination, premiums for such coverage for the six-month period after termination. If Mr. Sandercock’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit plan.

Under his employment agreement, Mr. Sandercock is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Director Compensation

We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a longer term basis, high qualified non-employee directors. Pursuant to the director compensation policy, as revised on October 30, 2018, our non-employee directors receive on an annual basis a $35,000 retainer paid in cash. In addition, the chairman of the Board, if he or she is a non-employee director (the “Non-Employee Chairman”) receives an annual cash retainer of $45,000 and standing committee members receive the annual committee fees set forth below.

Audit Committee Chair:	$15,000
Audit Committee Member (other than the committee Chair):	$7,500
Compensation Committee Chair:	$10,000
Corporate Development Committee Member (other than the committee Chair):	$5,000
Corporate Development Committee Chair:	$10,000
Science and Technology Strategy Committee Member (other than the committee Chair):	$5,000
Science and Technology Strategy Committee Chair:	$10,000
Compensation Committee Member (other than the committee Chair):	$5,000
Corporate Governance and Nominating Committee Chair:	$8,000
Corporate Governance and Nominating Committee Member (other than the committee Chair):	$4,000

Upon initial appointment to the Board a non-employee director is awarded options to purchase 50,000 shares of common stock that vest and become exercisable in eight equal semi-annual installments. On the first trading day following December 31 of each year, each non-employee director other than the Non-Employee Chairman is awarded Options to purchase 8,000 shares of Common Stock and the Non-Employee Chairman is awarded options to purchase 9,600 shares of Common Stock. Such options vest and become exercisable on the first anniversary of the grant date.

The following table sets forth information with respect to compensation earned by or awarded to each of our independent directors who served on the Board during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
Frederick Driscoll	60,500	28,256	—	88,756
Anthony DiGiandomenico(2)	26,250	28,256	—	54,506
Cameron Gray	45,000	28,256	—	73,256
Aaron Fletcher(3)	8,750	289,775	—	298,525
Peter A. Kiener	66,500	28,256	—	94,756
Christopher Marlett(4)	35,000	28,256	—	63,256
Steven McKnight(4)	60,875	28,256	—	89,131
Frank Morich	50,000	28,256	—	78,256
Barry Simon	100,500	33,907	—	134,407

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2019:

Name	Shares Subject to Outstanding Stock Option Awards (#)
Frederick Driscoll	58,000
Cameron Gray	16,000
Peter A. Kiener	203,520
Christopher Marlett	16,000
Steven McKnight	141,920
Frank Morich	58,000
Barry Simon	143,520
Aaron Fletcher	50,000

(2)	Mr. DiGiandomenico resigned from the Board in October 2019.
(3)	Dr. Fletcher joined the Board in October 2019.
(4)	Mr. Marlett and Mr. McKnight resigned from the Board in February 2020.

PROPOSAL 2—APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Board is seeking stockholder approval of an amendment to our Certificate of Incorporation that would increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.

The newly authorized shares of common stock would have the same rights as the currently outstanding shares of our common stock. As of May 18, 2020, 28,449,803 shares of our common stock were issued and outstanding, 5,501,353 shares were subject to outstanding stock option awards, 250,001 shares were subject to outstanding restricted stock unit awards, 1,149,901 shares were subject to outstanding warrants and 728,068 shares of our common stock were reserved for future issuance under our equity compensation plans. Accordingly, 36,079,126 of the 50,000,000 authorized shares of our common stock are currently issued or reserved while 13,920,874 of the authorized shares of our common stock remain available for future issuance.

Reasons for the Increase in Authorized Shares

Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, and other business combinations or acquisitions of new technologies or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives to attract and retain employees, officers or directors; and (vi) other purposes. However at this time we have no plans, arrangements or understandings for any transactions that would involve the issuance of such additional authorized shares.

Potential Effects of the Proposed Amendment

If the proposed amendment is approved by our stockholders, the additional authorized shares of common stock would have rights identical to our currently outstanding common stock. Our Certificate of Incorporation also currently authorizes the issuance of 10,000,000 shares of preferred stock, none of which are issued or outstanding.

The proposed amendment to the Certificate of Incorporation would not change the authorized number of shares of preferred stock. Future issuances of shares of common stock or securities convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share and the voting interest and power of current stockholders since holders of common stock are not entitled to preemptive rights.

SEC rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although we have not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed amendment is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of members of the Board or management.

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Corporation, if the Board, in its discretion, determines that such amendment is no longer in the best interests of the Corporation or its stockholders.

Vote Required for Approval

Approval of the Certificate of Amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock as of the record date.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR the approval of the Certificate of Amendment.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are presenting this selection to our stockholders for ratification at the annual meeting.

RSM audited our financial statements for 2019. Representatives of RSM are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted through www.proxydocs.com/CUE during the Annual Meeting.

The following table sets forth the aggregate fees billed or expected to be billed by RSM for audit and non-audit services related to 2019 and 2018, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the tables.

Fee Category	2019 ($)	2018 ($)
Audit Fees (1)	336,000	287,513
Audit-Related Fees	—	21,000
Tax Fees	—	—
All Other Fees	—	—

Total	336,000	308,513

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee pre-approved all services provided by RSM during 2019.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of RSM as the independent registered public accounting firm for 2020, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of RSM as our independent registered public accounting firm for 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2017, our Board adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If our Board finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interest of our stockholders.

Other than compensation agreements and other arrangements, which are described as required by applicable SEC rules under the heading “Compensation And Other Information Concerning Directors And Officers” beginning on page 18, in 2019 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2019, except that Colin Sandercock failed to file timely a single Form 4 with respect to a stock purchase transaction.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should properly come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 9, 2020

The proxy statement and annual report to stockholders are available at www.proxydocs.com/CUE.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2019 is available without charge upon written request to: Secretary, Cue Biopharma, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

APPENDIX A

Certificate of Amendment to Amended and Restated Certificate

of Incorporation

See attached.

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

CUE BIOPHARMA, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST:            This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND:            Pursuant to the Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation’s Certificate of Incorporation by deleting SECTION 3.01 of Article III and substituting therefor a new first paragraph to read in its entirety as follows:

“SECTION 3.01. Amount. The total number of shares which the Corporation has authority to issue is 110,000,000 shares, consisting of: 10,000,000 shares designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”), and 100,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”).”

THIRD:            This Certificate of Amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

A-2

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this              day of                 , 2020.

CUE BIOPHARMA, INC.

By:
Daniel R. Passeri, Chief Executive Officer

A-3

ANNUAL MEETING OF CUE BIOPHARMA, INC.

Date:	Thursday, July 9, 2020
Time:	11:00 a.m. (Eastern Time)
Place:	Annual Meeting to be held live via the internet - please visit www.proxydocs.com/CUE for more details.

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposals 2 and 3.

1:	To elect seven nominees to the board of directors.

Nominees:
	(01) Daniel Passeri	(05) Barry Simon

	(02) Peter Kiener	(06) Frederick Driscoll

	(03) Aaron Fletcher	(07) Frank Morich
(04) Cameron Gray

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain

2:	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000.	☐	☐	☐

3:	To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020.	☐	☐	☐

TO ATTEND the Annual Meeting of CUE Biopharma, please visit www.proxydocs.com/CUE for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Cue Biopharma, Inc.

to be held on Thursday, July 9, 2020

for Holders as of May 18, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/CUE	866-474-7505

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Daniel R. Passeri and Colin Sandercock and each or either of them, as the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Cue Biopharma, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

PROXY TABULATOR FOR CUE BIOPHARMA, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

  Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy for Annual Meeting of Stockholders to be held on Thursday July 9, 2020

This Proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.

The Stockholder signing on the reverse side (the “undersigned”), having received the Annual Report and Proxy Statement, hereby appoint(s) Daniel R. Passeri and Colin Sandercock proxy of the undersigned (with full power of substitution) to attend the Annual Meeting of CUE Biopharma, Inc. (the “Company”) to be held on Thursday July 9, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the proxy discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxy intends to vote FOR all nominees for director in Proposal 1 and FOR proposals 2 and 3.